Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/25/2025 09:34 AM
Original ID: 2019-000861734
Amendment ID: 2025-005749810

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Discount Print USA, Inc,

2. Article number(s) SIX (V1) is amended as follows:
See checklist below for article number information.

Number of Common Shares: 910,000,000 Common Par Value: $0.0010

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/12/2025
(Date – mm/dd/yyyy)

12 AM PM 1 2 3 4 5 6 7 8 9 10 11 12 PM AM 1 2 3 4 5 6 7 8 9 10 11
Received
APR 16 2025
Secretary of State
Wyoming

P-Amendment – Revised June 2021

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 04/12/2025

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Ronald Miller

Title: CEO

Contact Person: Ronald Miller

Daytime Phone Number: 702-782-7923

Email: ron@discountprintusa.com

(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☑ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☑ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☑ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

P-Amendment – Revised June 2021

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF

DISCOUNT PRINT USA, INC.

The undersigned, being the member(s) of the Board of Directors of Discount Print USA, Inc. a Wyoming corporation (the “Company”) do hereby consent that when all of the undersigned have executed this consent (the “Consent”) or a counterpart thereof, which counterparts when taken together shall constitute one and the same Consent, the resolutions set forth below be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Company’s Board of Directors at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Board of Directors deems it in the best interest of the Company to decrease the number of authorized shares of common stock of the Company to 910,000,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that the Company’s articles of incorporation hereby be amended to decrease the number of authorized shares of common stock of the Company to 910,000,000 shares.

RESOLVED, that any executive officer of the company be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Company, as any appropriate or proper to implement the provisions of the foregoing resolutions; and be it further

RESOLVED, that the undersigned do hereby certify that we are members of the Board of Directors of the Company, that the attached is true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Company duly convened and held in accordance with the by-laws and the laws of the Company’s state of in Company, as transcribed by us from the minutes, and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

Dated: April 12, 2025/s/ Ronald Miller

Ronald Miller

CEO/DIRECTOR